UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2011

CAPE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (609) 465-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 26, 2011.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Cape Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2011.  The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Agostino R. Fabietti	8,114,336	101,223	1,649,892
Roy Goldberg	8,091,038	124,521	1,649,892
Joanne D. Kay	7,143,809	1,071,750	1,649,892
James J. Lynch	7,987,287	228,272	1,649,892

Proposal 2 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	7,964,191
Against	220,696
Abstain	30,672
Broker non-votes	1,649,892

Proposal 3 – An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation

Voting on the frequency of the advisory vote on the compensation of the named executive officers was as follows:

Total votes in favor of 1 year	6,402,994
Total votes in favor of 2 years	272,619
Total votes in favor of 3 years	1,466,170
Abstain	74,776
Broker non-votes	1,649,892

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of KPMG LLP as Cape Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2011, as follows.

For	9,619,942
Against	214,244
Abstain	31,250

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.
DATE: April 27, 2011	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer